Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 333-57237, 333-94789, 333-108883 and 333-138436) pertaining to the Lear Corporation Salaried Retirement Savings Plan of our report dated June 25, 2007, with respect to the financial statements and schedules of the Lear Corporation Salaried Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Detroit, Michigan
June 25, 2007

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 333-16415, 333-94787, 333-108882 and 333-138435) pertaining to the Lear Corporation Hourly Retirement Savings Plan of our report dated June 25, 2007, with respect to the financial statements and schedules of the Lear Corporation Hourly Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Detroit, Michigan

June 25, 2007

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-62647) pertaining to the Lear Corporation Hourly 401(k) Savings Plan of our report dated June 25, 2007, with respect to the financial statements and schedule of the Lear Corporation Hourly 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Detroit, Michigan

June 25, 2007